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Exhibit 3.8

CERTIFICATE OF AMENDMENT
OF
AMENDED CERTIFICATE OF INCORPORATION
OF
AIRCRAFT BRAKING SERVICES, INC,

Duly adopted in accordance with
Sections 228 and 242 of the
General Corporation Law of the State of Delaware

        I, the undersigned, Kenneth M. Schwartz, President of Aircraft Braking Services, Inc., a corporation organized and existing under the laws of the State of Delaware (the Corporation") on behalf of said Corporation, hereby certify as follows:

        FIRST: The name of the Corporation is Aircraft Braking Services, Inc.

        SECOND: The Certificate of Incorporation of the Corporation was originally filed with the Office of the Secretary of State of the State of Delaware on May 16, 1997 under the name ABS Travel Services, Inc.

        THIRD: That the Amended Certificate of Incorporation of the Corporation is hereby amended by deleting paragraph 7 thereof in its entirety and by renumbering paragraphs 8 and 9 as paragraphs 7 and 8.

        IN WITNESS WHEREOF, each of the undersigned has set his hand this 9th day of December, 2004.

/s/ KENNETH M. SCHWARTZ Kenneth M. Schwartz President

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  Exhibit 3.8